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                 CONSENT OF ARTHUR ANDERSEN LLP - EXHIBIT 23.1
                 ---------------------------------------------

      We hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (No. 333-3388 and 333-10253) and on Form S-4 (No. 333-6086).

Arthur Andersen LLP
San Francisco, California
June 28, 1999